Calculation of Filing Fee Tables
S-8
NN INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.01 per share, reserved for issuance pursuant to the Amended and Restated 2022 Omnibus Incentive Plan	Other	2,000,000	$ 2.85	$ 5,700,000.00	0.0001381	$ 787.17
Total Offering Amounts:						$ 5,700,000.00		$ 787.17
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 787.17
Offering Note
[1]	The amount registered represents additional shares of common stock, par value $0.01 per share ("Common Stock"), of NN, Inc. (the "Registrant"), reserved for future issuance under the Registrant's Amended and Restated 2022 Omnibus Incentive Plan (as amended and restated, the "2022 Plan"). Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2022 Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Common Stock. The proposed maximum offering price per share of Common Stock is estimated solely for the purpose of calculating the proposed maximum aggregate offering price and the registration fee in accordance with Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported in the consolidated reporting system of The Nasdaq Stock Market LLC on June 18, 2026, which was $2.85.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources